Malone & Bailey, PLLC
                         5444 Westheimer Rd., Suite 2080
                                Houston TX 77056


5 May 2003

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549

RE:      Green Power Energy Holdings Corp.
         fka Dr. Owl Online, Inc.

Gentlemen,

We have read paragraphs 1 - 4 of Item 4 included in the Form 8-K dated April 23, 2003 and are in agreement with the statements contained in paragraphs 1, 3 and 4, and have no basis to agree or disagree with paragraph 2.

Sincerely,


 /s/
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MALONE & BAILEY, PLLC
www.malone-bailey.com
Houston, Texas